UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2010
PHOENIX TECHNOLOGIES LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17111	04-2685985
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modifications to the Rights of Security Holders
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-2.1
EX-4.1
EX-10.1
EX-10.2

Item 1.01	Entry into a Material Definitive Agreement
Agreement and Plan of Merger
On August 17, 2010, Pharaoh Acquisition Corp., a Delaware corporation (“Parent”) and Pharaoh Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), each affiliates of Marlin Equity Partners, and Phoenix Technologies Ltd., a Delaware corporation (the “Company”), and, solely for purposes of providing a guarantee of the obligations of the Parent and Merger Subsidiary, Marlin Equity II, L.P., a Delaware limited partnership (“Marlin II”) and Marlin Equity III, L.P., a Delaware limited partnership (“Marlin III”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Parent and an indirect subsidiary of Marlin III.
Under the terms of the Merger Agreement, holders of shares of common stock of the Company (other than stockholders who exercise and perfect their appraisal rights under the Delaware General Corporation Law) that are outstanding immediately prior to the time of the consummation of the Merger (the “Effective Time”) will receive $3.85 in cash for each share of the Company’s common stock held by them (the “Merger Consideration”). In addition, each of the Company’s outstanding stock options will vest in full and become exercisable immediately prior to the date of the closing of the Merger (the “Closing Date”) and shall either be cancelled in exchange for a cash payment per share equal to the excess of the Merger Consideration over the exercise price of such stock option, or exercised with the resulting shares of common stock being converted into the right to receive Merger Consideration, or cancelled at the Effective Time if not cashed-out or exercised in accordance with the foregoing. Each of the Company’s outstanding restricted stock awards will vest in full immediately prior to the Closing Date and be cancelled immediately prior to the Effective Time in exchange for payment per share equal to the Merger Consideration.
The Merger Agreement does not contain any financing condition. Marlin II and Marlin III have committed to purchase equity interests in Parent in an amount equal to the aggregate merger consideration on the terms and conditions set forth in equity commitment letters dated August 17, 2010. Pursuant to the Merger Agreement, Marlin II and Marlin III have also provided a guarantee in favor of the Company, which, subject to the terms and conditions contained in the Merger Agreement, guarantees the performance of the obligations of Parent and the Merger Subsidiary under the Merger Agreement. The Company is a third party beneficiary of the equity commitment letters and has the right to enforce the obligations of Marlin II and Marlin III under the equity commitment letters.
The Agreement has been approved by the Board of Directors of the Company, and the transactions contemplated thereby are subject to the approval of the stockholders of the Company and other customary closing conditions.
The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.
The Merger Agreement has been provided pursuant to applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, Parent, Merger Subsidiary, Marlin II, or Marlin III, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Parent, Merger Subsidiary, Marlin II or Marlin III, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.
AS A RESULT OF THE FOREGOING, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE MERGER AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF THE COMPANY OR ANY OTHER PARTY. INVESTORS AND STOCKHOLDERS ARE LIKEWISE CAUTIONED THAT THEY ARE NOT THIRD-PARTY BENEFICIARIES UNDER THE MERGER AGREEMENT AND DO NOT HAVE ANY DIRECT RIGHTS OR REMEDIES PURSUANT TO THE MERGER AGREEMENT.
Ancillary Agreements and Amendments
As a condition and inducement to the willingness of the Parent and Merger Subsidiary to enter into the Agreement, Ramius LLC, a Delaware limited liability company (“Ramius”) executed and delivered a Voting Agreement dated August 17, 2010 (the “Voting Agreement”) whereby Ramius has agreed to vote its shares of the Company’s common stock in favor of the Merger. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Voting Agreement, the form of which is filed as Exhibit 10.1 hereto.
In connection with the Merger, the Company and Computershare Trust Company, N.A. (the “Rights Agent”) entered into a First Amendment (the “Rights Amendment”) to the Amended and Restated Preferred Share Purchase Rights Plan, dated as of October 21, 2009, by and between the Company and the Rights Agent, a copy of which was filed as Exhibit 4.1 to Amendment No. 1 to the Company’s Form 8-A filed with the Commission on October 21, 2009 (the “Rights Agreement”). Pursuant to the Rights Amendment, the Rights Agreement has been amended to provide that neither the execution and delivery of the Merger Agreement or the Voting Agreement, nor the completion of the Merger or the transactions contemplated by the Merger Agreement, will be deemed to result in the occurrence of a “Distribution Date” (as defined in the Rights Agreement) or the classification of Parent, Merger Subsidiary or any of their respective affiliates as an “Acquiring Person” (as defined in the Rights Agreement).
The foregoing summary of the Rights Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Amendment, a copy of which is attached hereto as Exhibit 4.1.
Additional Information About the Merger and Where You Can Find It
In connection with the Merger, the Company will file a proxy statement for the Company’s special stockholder meeting and security holders are strongly advised to read the proxy statement when it becomes available because it will contain important information about the Merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Commission’s web site at http://www.sec.gov. The proxy statement (when available) and other relevant documents may also be obtained for free from the Company by directing a request to the Company, c/o Investor Relations, 915 Murphy Ranch Road, Milpitas, CA, telephone: (408) 570-1000.
The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Certain information regarding the interests of such directors and executive officers is included in the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Commission on December 30, 2009, and information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Commission’s website at http://www.sec.gov and from the Company, c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.

Item 3.03	Material Modifications to the Rights of Security Holders
The description of the Rights Amendment set forth in Item 1.01 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Material Compensatory Plan, Contract or Arrangement.
Implementation of Special Acquisition Bonus Program. On August 17, 2010, the Board of Directors of the Company adopted and approved, based upon the recommendation of the Compensation Committee of the Company’s Board of Directors, the Special Acquisition Bonus Program (the “Program”). The Program is designed to aid in the retention of the Company’s executive officers and other key employees and reward such employees for their continued efforts in connection with an acquisition of the Company by allowing them to participate in a special bonus pool that will be established at the time of a qualifying acquisition. A qualifying acquisition will include any acquisition of the Company that is effected on or before June 30, 2011, whether by merger, sale of more than 50% of the Company’s outstanding voting stock or sale of all or substantially all of the Company’s assets.
The principal terms and provisions of the Plan may be summarized as follows:
     Number of Units. The maximum number of participating units (“Units”) that may be awarded under the Program is limited to 100,000 Units. The Units awarded to each participant will allow that individual to share in the bonus pool resulting from a qualifying acquisition, provided such individual continues in the Company’s employ from the award date of his or her Units through the end of the 30-day period following the effective date of the qualifying acquisition (the “Continuous Service Period”), subject to earlier vesting in the event of an involuntary termination without cause following such effective date.
     Base Value Per Unit. In the event of a qualifying acquisition, a bonus pool will be established in a dollar amount equal to 0.625% of the current acquisition value established for the Company based on the acquisition proceeds payable to the Company’s shareholders and the dollar liability triggered under the Program. The base value of each Unit outstanding on the effective date of that qualifying acquisition will be determined by dividing the resulting bonus pool by the total number of Units outstanding at that time.
     Individual Bonus Amount. The amount of each participant’s bonus under the Program will be determined by multiplying the number of outstanding Units that participant holds on the effective date of the qualifying acquisition by the base value per Unit established above.

Each of the following executive officers of the Company, including the two remaining executive officers named in the Company’s Proxy Statement dated December 29, 2009 and filed on Schedule 14A with the Securities and Exchange Commission on December 30, 2009, were awarded Units under the Program on August 16, 2010 in the indicated amount:

Name	Title	# of Units Awarded

Tom Lacey	President and Chief Executive Officer	13,000
Robert Andersen	Chief Financial Officer	13,000
David Gibbs	SVP and GM, Worldwide Field Operations	13,000
Tim Chu	VP, General Counsel and Secretary	9,000
Eleven other individuals were also awarded Units on August 17, 2010.
A copy of the form Unit award letter for the Program is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) The following documents are filed as exhibits to this report:

Item No.	Exhibit
2.1	Agreement and Plan of Merger by and among Pharaoh Acquisition Corp., Pharaoh Merger Sub Corp., and Phoenix Technologies Ltd., and Marlin Equity II, L.P. and Marlin Equity III, L.P., dated as of August 17, 2010

4.1	First Amendment to Amended and Restated Preferred Share Purchase Rights Plan dated as of August 17, 2010

10.1	Voting Agreement by and among Pharaoh Acquisition Corp. and Ramius LLC, dated as of August 17, 2010

10.2	Form of Acquisition Bonus Program Letter

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2010	PHOENIX TECHNOLOGIES LTD.
	By:	/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary